Exhibit 3.95

BYLAWS

OF

BALLY TUNICA, INC.

ARTICLE I.

OFFICES

Section 1. Registered Office and Registered Agent. The registered office and registered agent of Bally Tunica, Inc. (“Corporation”) shall be as from time to time set forth in the Corporation’s Articles of Incorporation (“Articles”).

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Mississippi, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

SHAREHOLDERS

Section 1. Annual Meeting. An annual meeting of the shareholders for the purpose of electing directors and of transacting such other business as may come before the meeting shall be held within ninety (90) days after the close of each fiscal year of the Corporation, the time and place of the meeting to be fixed by the Board of Directors.

Section 2. Special Meetings. Special meetings of shareholders shall be held at such time and place, within or without the State of Mississippi, as may be designated in the notice of the meeting, whenever called by the Chairman of the Board, if any, or by a majority of the Board of Directors. A special meeting of shareholders shall be called by the Chief Financial Officer of the Corporation upon the written request of shareholders who together own of record ten percent (10%) of the outstanding stock of all classes of stock entitled to vote at such meeting. Such written request shall state the purpose or purposes of such meeting.

Section 3. Notice of Meetings. Written notice of shareholders’ meetings, stating the place, date and hour thereof and, unless it is the annual meeting, stating the purpose or purposes for which the meeting is called, shall be given by the Chief Financial Officer or any other officer of the Corporation specified by the Board of Directors to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. Waiver of Notice. Notwithstanding the provisions of Section 3 of this Article IT, any notice required by law, the Articles or these Bylaws may be waived by the execution by the shareholder entitled to such notice of a written waiver of such notice, which may be signed before or after the time stated in the notice and which must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 5. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not more than seventy (70) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the first notice of the meeting is mailed shall be the record date.

Section 6. Shareholders List. After the fixing of a record date for any meeting of shareholders, as provided by Section 5 of this Article II, the Chief Financial Officer of the Corporation shall prepare a complete list of the shareholders who are entitled to notice of such meeting, arranged in alphabetical order, by voting group, and within each voting group by class or series of shares. Such list shall contain the address of and the number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder beginning two business days after notice of such meeting is given and continuing through such meeting, at the Corporation’s principal office or at a place identified in the meeting notice and in the city where such meeting is to be held. Any shareholder or his agent or attorney shall be entitled upon written demand to inspect and, subject to the requirements of §79-4-16.02(c) of the Mississippi Business Corporation Act (“Act”), to copy the list during regular business hours and at such shareholder’s expense during the period such list is available for inspection. The Corporation shall make the shareholders’ list available at the meeting for which such list was prepared, and any shareholder or his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment thereof. Notwithstanding the foregoing, refusal or failure to prepare or make available such list shall not affect the validity of action taken at such meeting.

Section 7. Quorum. Except as otherwise provided by the Act, the Articles or these Bylaws, at any meeting of shareholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at such meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. If, however, a quorum shall not be present or represented at any meeting of the shareholders, such meeting may be adjourned from time to time until a quorum shall be present or represented. Such adjournment shall be in accordance with the provisions of Section 11 of this Article II.

Section 8. Organization. The Chairman of the Board, if any, shall call to order meetings of shareholders and shall act as chairman of such meeting. The Board of Directors or, if the Board fails to act, the shareholders may appoint any shareholder, director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board.

The Chief Financial Officer of the Corporation shall act as secretary of all meetings of shareholders; provided, however, that in the absence of the Chief Financial Officer, the chairman of the meeting may appoint any other person to act as secretary of any meeting.

Section 9. Voting. Except as otherwise provided by the Act, the Articles or these Bylaws, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or represented by proxy shall decide such question. Except as otherwise provided by the Act, the Articles or these Bylaws, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at the shareholders’ meeting. Only shares are entitled to vote.

Section 10. Proxies. A shareholder may vote either in person or by proxy appointed in writing on an appointment form executed by such shareholder or by his authorized attorney-in-fact. An appointment of a proxy is effective when received by the Chief Financial Officer or other officer or agent of the Corporation authorized to tabulate votes. No appointment of a proxy shall be valid for longer than 11 months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and that the appointment is coupled with an interest. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority, unless notice of the death or incapacity is received by the Chief Financial Officer or other officer or agent of the Corporation authorized to tabulate votes before the proxy exercises his authority under the appointment. Subject to the Act, the Articles and these Bylaws, and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept a proxy’s vote or other action as that of the shareholder making the appointment.

Section 11. Adjourned Meetings. If an annual or special shareholders’ meeting is adjourned to a different date, time or place, then, unless a new record date for the adjourned meeting must be fixed as hereinafter described, no notice need be given of the new date, time or place other than an announcement of such new date, time or place prior to adjournment. Notwithstanding the foregoing, the Board of Directors shall fix a new record date for an adjourned meeting if such meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If a new record date for the adjourned meeting must be fixed, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date, unless notice of such adjourned meeting is waived in accordance with Section 4 of this Article II. Provided that a quorum shall be present in person or by proxy, any business may be transacted at an adjourned meeting which might have been transacted at the meeting as originally called.

Section 12. Action Without Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent or consents shall have the same force and effect as a unanimous vote of the shareholders. Such signed consents shall be delivered to the Chief Financial Officer for inclusion in the minutes or filing with the corporate records. Except as otherwise provided by the Act, the Articles or these Bylaws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs a written consent, as described in this Section 12.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders pursuant to the Act, the Articles or these Bylaws.

Section 2. Number and Term of Office. The number of directors of the Corporation shall be at least one, and not more than seven, and shall initially be one. Such number may be changed from time to time by vote of the shareholders. The directors shall be elected at the annual meeting of the shareholders, and each director elected shall hold office until his successor shall be elected and qualified.

Section 3. Removal. Any director may be removed with or without cause at any special meeting of shareholders called for that purpose. Removal of a director shall require the affirmative vote of the holders of at least a majority of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or represented by proxy.

Section 4. Vacancies. Any vacancy occurring on the Board of Directors shall either remain vacant until the next annual meeting of shareholders or shall be filled by the shareholders at a special meeting called to elect a director to fill the unexpired term. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 5. Chairman of the Board. The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.

Section 6. Annual Meeting. An annual meeting of the Board of Directors for the purpose of electing officers and of transacting such other business as may come before the meeting shall be held at the same place as, and immediately following, the annual meeting of the shareholders.

Section 7. Regular Meetings. Regular meetings of the Board of Directors, in addition to the annual meeting required by Section 6 of this Article III, may be held without notice at such time and place as may from time to time be determined by the Board.

Section 8. Special Meetings. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, or by a majority of the directors then in office.

Section 9. Notice of Special Meetings. Written notice of special meetings of the Board of Directors, stating the place, date and hour thereof, shall be given by the Chief Financial Officer or any other officer of the Corporation specified by the Board of Directors to each director, not less than two days before the date of the meeting. Such notice need not describe the purpose of the special meeting unless required by the Articles.

Section 10. Waiver of Notice of Special Meetings. Notwithstanding the provisions of Section 9 of these Bylaws, any notice required by law, the Articles or these Bylaws may be waived by the execution by the director entitled to such notice of a written waiver of such notice, which may be signed before or after the time stated in the notice and which must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 11. Quorum. Except as otherwise provided by the Act, the Articles or these Bylaws, at any meeting of directors, a majority of directors shall be present in order to constitute a quorum for the transaction of any business. If, however, a quorum shall not be present at any meeting of the directors, such meeting may be adjourned from time to time by a majority of the directors present at such meeting until a quorum shall be present.

Section 12. Organization. Meetings shall be presided over by the Chairman of the Board, if any, or by such other person as the directors may select. The Chief Financial Officer of the Corporation shall act as secretary of the meeting; provided, however, that in the absence of the Chief Financial Officer, the chairman of the meeting may appoint any other person to act as secretary of any meeting.

Section 13. Voting. Except as otherwise provided by the Act, the Articles or these Bylaws, every act or decision done or made by a majority of the directors present at any meeting duly called and held at which a quorum is present is the act or decision of the Board of Directors. Each director shall have one vote.

Section 14. Telephone Meetings. The Board of Directors may permit any or all directors to participate in any meeting by, or conduct a meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

Section 15. Action without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors. Such consent or consents shall have the same force and effect as the unanimous vote of the directors. Such signed consents shall be delivered to the Chief Financial Officer for inclusion in the minutes or filing with the corporate records.

Section 16. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, who shall serve at the pleasure of the Board of Directors. Any such committee shall have such power and authority and shall perform such functions as may be provided in such resolution and which are not prohibited by the Act, the Articles or these Bylaws. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of proceedings.

Section 17. Compensation. No director shall receive any salary or other compensation for his services as director unless otherwise specifically authorized by the Board of Directors.

ARTICLE IV.

OFFICERS

Section 1. Number of Officers. The officers of the Corporation shall be a Chief Executive Officer, Chief Financial Officer, and President and such other officers as shall from time to time be chosen and appointed by the Board of Directors. Any two offices may be combined and held by the same person if so designated by a majority of the Board of Directors.

Section 2. Chief Executive Officer. The Chief Executive Officer shall be the chief administrative officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall, in general, supervise and control all of the business and affairs of the Corporation and shall have and may exercise such other powers as are from time to time assigned to him by the Board of Directors. He shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 3. President. The President shall perform all duties incident to the office of President and such other duties as the Board of Directors may prescribe or the Chief Executive Officer may from time to time delegate.

Section 4. Chief Financial Officer. The Chief Financial Officer shall attend all meetings of the shareholders and the directors and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall be responsible for authenticating all records of the Corporation. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature. He shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe or the President may from time to time delegate.

Section 5. Election of Officers. The Board of Directors shall elect the officers of the Corporation at the annual meeting of the Board. Each of the officers so elected shall serve until the next annual meeting of the Board of Directors, or until his successor is elected and qualified.

Section 6. Removal. The Board of Directors may remove any officer at any time with or without cause.

Section 7. Vacancies. A vacancy in any office may be filled by the Board of Directors at any regular, special or annual meeting.

Section 8. Compensation. The Board of Directors shall fix the salaries of the officers of the Corporation.

ARTICLE V.

INDEMNIFICATION

Section 1. Mandatory Indemnification. The Corporation shall indemnify its directors, officers, employees and agents to the extent set forth in §79-4-8.52 of the Act.

Section 2. Permissible Indemnification. The Corporation shall have the authority to indemnify its directors, officers, employees and agents to the extent permitted by the Act, including §79-4-8.58 thereof.

Section 3. Insurance. The Corporation shall have the authority to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify him against the same liability pursuant to the provisions of the Act.

Section 4. Directors. As used in this Article V, the term “director” shall have the meaning ascribed to such term in §79-4-8.50(2) of the Act.

ARTICLE VI.

CAPITAL STOCK

Section 1. Stock Certificates. Each shareholder of the Corporation whose stock has been paid for in full shall be entitled to a certificate showing the amount of stock owned by the shareholder and standing on the books of the Corporation in the shareholder’s name. Each certificate shall be numbered and shall bear the signature of the Chief Executive Officer and the Chief Financial Officer and the corporate seal attached. A full record of each certificate as issued shall be entered on the books of the Corporation. The certificates for shares of the stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board of Directors. The Stock Certificate shall bear the stock restriction legend required by the Mississippi Gaming Control Act.

Section 2. Transfer of Shares. Shares of the stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

Section 3. Lost Certificates. The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.

ARTICLE VI.

MISCELLANEOUS

Section 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 3. Notices. Whenever any notice whatever is required by law, the Articles or these Bylaws to be given to any shareholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, addressed to such address as appears on the books of the Corporation. Any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

Section 4. Amendment of Bylaws. The shareholders may alter, amend, add to or repeal these Bylaws. My amendment to the Bylaws shall require affirmative vote of two-thirds of the shares of common stock of the Corporation. For such amendment to be made at an annual meeting of shareholders, there need be no notice of the amendment in the call for said meeting. No bylaws enacted by vote of the shareholders shall be voided, amended or annulled by vote of the directors.